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                                                                    Exhibit 10.3


                                                                November 9, 2005


Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462


        RE:     AMENDMENT TO LOAN ARRANGEMENT WITH VOXWARE, INC.

Gentlemen:

        Reference is made to a certain loan arrangement entered into by and between VOXWARE INC., a Delaware corporation, with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 (the "BORROWER"), and Silicon Valley Bank (the "BANK"), as evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank (together with all documents executed in connection therewith or related thereto, as amended, collectively referred to herein as the "LOAN AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

        The Borrower and the Bank have entered into a certain Third Loan Modification Agreement dated as of November 9, 2005 (the "AMENDMENT") whereby the terms and conditions of the Loan Agreement have been amended to, among other things, extend additional credit (the "ADDITIONAL CREDIT") pursuant to a certain equipment line in the principal amount of up to One Million Dollars ($1,000,000.00).

        Reference is further made to a certain Unconditional Guaranty (the "GUARANTY") dated as of December 29, 2003, executed and delivered by the undersigned (the "Guarantor"), pursuant to which the undersigned unconditionally guarantied the prompt, punctual and faithful payment and performance of all liabilities and obligations of the Borrower to the Bank (hereinafter, the "OBLIGATIONS").

        In order to induce the Bank to enter into the Amendment, the undersigned hereby:

                (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Guaranty; and

                (b) acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of the Amendment; and

        The Bank acknowledges, confirms and agrees that the Obligations (as defined above) of Guarantor under the Guaranty includes ONLY the Obligations of the Borrower under the Loan Agreement relating to the Revolving Line and the Term Loan and shall not include the Obligations of the Borrower under the Loan Agreement pursuant to the Additional Credit.

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        Further, the undersigned acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Bank with respect to the Borrower's and/or the undersigned's respective liabilities and obligations due and owing to the Bank, and that to the extent that the undersigned has or has ever had any such offsets, defenses, claims or counterclaims, the undersigned hereby specifically WAIVES and RELEASES any and all rights to same.

        This letter shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                             Very truly yours,

                                             ("Guarantor")

                                             Edison Venture Fund V, L.P.

                                             By: /s/ Ross T. Martinson
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                                             Name:   Ross T. Martinson
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                                             Title:  a General Partner
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